UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2017

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2017, Hanesbrands Inc. (“Hanesbrands”) announced the appointment of Barry A. Hytinen as Chief Financial Officer, effective October 16, 2017.
Mr. Hytinen, 42, joins Hanesbrands from Tempur Sealy International, Inc. (“Tempur Sealy International”), a publicly traded global bedding manufacturer, where he served most recently as Executive Vice President and Chief Financial Officer. Prior to that role and since 2005, he served in a range of finance, corporate development, financial planning and investor relations roles at Tempur Sealy International, including as Executive Vice President, Corporate Development and Finance. Prior to joining Tempur Sealy International, Mr. Hytinen served as Chief Financial Officer of Fogbreak Software, a venture-backed software company. Earlier in his career, he held finance and corporate development positions at Vignette and General Electric. Mr. Hytinen earned an M.B.A. from Harvard Business School and holds a B.S. in Finance and Political Science from Syracuse University.
Mr. Hytinen will receive an annual base salary of $600,000, a target Annual Incentive Plan (“AIP”) opportunity of $510,000, and a target Long-Term Incentive Program (“LTIP”) opportunity of $1,200,000. He will also be eligible to participate in Hanesbrands’ other employee benefits plans and arrangements on the same terms as the company’s other executive officers. In addition, Mr. Hytinen will receive: (i) a transition equity award consisting of restricted stock units having an aggregate value as of the grant date of approximately $1,000,000, which will vest 33%, 33%, and 34%, respectively, on the first, second, and third anniversaries of the grant date; and (ii) a transition cash bonus of $250,000, which bonus must be repaid in the event Mr. Hytinen voluntarily terminates his employment with Hanesbrands prior to the second anniversary of his employment start date. Hanesbrands will also enter into a Severance/Change in Control Agreement with Mr. Hytinen on substantially the same terms and conditions as those set forth in the Form of Severance/Change in Control Agreement filed as Exhibit 10.17 to Hanesbrands’ Annual Report on Form 10-K filed with the Securities and Exchange Commission February 6, 2014.
    Mr. Hytinen succeeds Richard D. Moss, who has served as the company’s Chief Financial Officer since October 2011. Mr. Moss will continue to serve as the company’s principal financial officer for Securities and Exchange Commission reporting purposes until the day after company files its next quarterly report on Form 10-Q.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release dated September 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2017	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary